Exhibit 10.13

THIRD AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), is made effective as of September 29, 2008, by and among NGP CAPITAL RESOURCES COMPANY, a Maryland corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of August 31, 2006, as amended by that certain First Amendment to the Credit Agreement, effective as of August 31, 2006, and that certain Second Amendment to the Credit Agreement, effective as of March 13, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent extend the Commitment Termination Date and amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.           Amendments.

(a)           Section 1.1 of the Credit Agreement is hereby amended by:

(i)            replacing the definitions of “Aggregate Commitment Amount” and “Commitment Termination Date” in their entirety with the following definitions:

“Aggregate Commitment Amount” shall mean the aggregate principal amount of the Aggregate Commitments from time to time.  On the Third Amendment Effective Date, the Aggregate Commitment Amount equals $87,500,000.

“Commitment Termination Date” shall mean the earliest of (i) August 31, 2010, (ii) the date on which the Aggregate Commitments are terminated pursuant to Section 2.7 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

(ii)           deleting the definitions of “APC”, “BNP Agreement”, “BNP Security Agreement”, “BNP Subordination Agreement,” “Funding Agreement”, “Net Profits Interest”, “Senior Revolving Commitment Termination Date”, “SNPI”, “SNPI Payout” and “SNPI Purchase Price” ;

(iii)          inserting the definitions of “Permitted Senior Investment Participation”, “Senior Investment Participation” and “Third Amendment Effective Date” in appropriate alphabetical order:

“Permitted Senior Investment Participation” shall mean any Senior Investment Participation; provided that the aggregate outstanding principal or capital amount of all Senior Investment Participations does not exceed $20,000,000 at any one time outstanding.

“Senior Investment Participation” shall mean any transfer or assignment of a right or interest in any loan or other investment (other than any collateral securing the Treasury Revolving Loans) owned by the Borrower or any of its Subsidiaries which represents less than all of the Borrower’s or such Subsidiary’s interest in such loan or other investment and which grants to the holder thereof rights to receive payments in respect of such loan or other investment or rights in respect to Liens or proceeds of collateral in respect of such loan or other investment which rights are prior or senior to the retained rights of the Borrower or such Subsidiary in such Investment.

“Third Amendment Effective Date” shall mean September 29, 2008.

(b)           Section 7.2 of the Credit Agreement is hereby amended by deleting subsections (i) and (j) and by adding the following subsection (h) to such Section:

“(h)         Liens created pursuant to or in respect of a Permitted Senior Investment Participation.”

(c)           Section 7.5 of the Credit Agreement is hereby amended by re-designating clause “(c)” as clause “(d)” and adding the following new clause (c) immediately following clause (b):

“, (c) Permitted Senior Investment Participations”.

(d)           Section 7.7 of the Credit Agreement is hereby amended by replacing the existing clause (iii) of the proviso to such section with the following new clause (iii):

“(iii) the foregoing shall not apply to restrictions and conditions contained in a Permitted Senior Investment Participation.”

(e)           Schedule I and Schedule II of the Credit Agreement are hereby amended by replacing the schedules in their entirety with the Schedule I and Schedule II attached hereto.

2.             Termination of Amegy Bank Commitment.  Each Lender hereby consents and agrees to the permanent Commitment reduction and full prepayment of all amounts owed to Amegy Bank National Association, which Commitment reduction shall be effective on the Third Amendment Effective Date.

3.             Senior Lender Subordination.  The Lenders hereby expressly permit the Administrative Agent to subordinate the Liens and other rights granted to the Administrative Agent under any of the Loan Document in respect of any loan or other investment owned by the Borrower or any of its Subsidiaries to any Permitted Senior Investment Participation in such loan or other investment, so long as the terms and conditions with respect to such subordination are reasonably acceptable to the Administrative Agent.

4.             Conditions to Effectiveness of this Amendment.  Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until each Lender executing this Amendment has been paid an upfront fee of 0.5% on the amount of its Commitment specified in Schedule II after giving effect to this Amendment, and the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), (ii) executed counterparts to this Amendment from the Borrower, each of the Subsidiary Guarantors and the Lenders, and (iii) duly executed counterparts of the Fourth Amendment to Treasury Secured Revolving Credit Agreement, made effective as of September 29, 2008, by and among Borrower, Lenders and the Administrative Agent, executed by each party thereto.

5.             Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)           The execution, delivery and performance by Borrower of this Amendment (i) is within Borrower’s power and authority; (ii) has been duly authorized by all necessary corporate and shareholder action; (iii) is not in contravention of any provision of Borrower’s certificate of incorporation or bylaws or other organizational documents; (iv) does not violate any law or regulation, or any order or decree of any Governmental Authority; (v) does not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any such Subsidiary or any of their respective property is bound; (vi) does not result in the creation or imposition of any Lien upon any of the property of Borrower or any of its Subsidiaries; and (vii) does not require the consent or approval of any Governmental Authority;

(b)           This Amendment has been duly executed and delivered for the benefit of or on behalf of Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general and by general principals of equity; and

(c)           After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

6.             Reaffirmations and Acknowledgments.

(a)           Reaffirmation of Subsidiary Guaranty.  Each Subsidiary Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratify and confirm the terms of the Subsidiary Guarantee Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Subsidiary Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Subsidiary Guarantee Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Subsidiary Guarantors under the Subsidiary Guarantee Agreement.

(b)           Acknowledgment of Perfection of Security Interest. Borrower and each Subsidiary Guarantor hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

7.             Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

8.             Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

9.             No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

10.           Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

11.           Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

12.           Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

13.           Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Subsidiary Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:

NGP CAPITAL RESOURCES COMPANY

By:
Name:
Title:

SUBSIDIARY GUARANTORS:

NGPC FUNDING GP, LLC

By:
Name:
Title:

NGPC FUNDING, LP
By :	NGPC Funding GP, LLC
Its general partner

By:
Name:
Title:

NGPC ASSET HOLDINGS GP, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT]

NGPC ASSET HOLDINGS, LP
By:	NGPC Asset Holdings GP, LLC
Its general partner

By:
Name:
Title:

NGPC NEVADA, LLC

By:
Name:
Title:

NGPC ASSET HOLDINGS III, LP

By:
Name:
Title:

NGPC HOLDINGS IV, LP

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT]

LENDERS:

SUNTRUST BANK, individually and as Administrative Agent and Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT]

BRANCH BANK AND TRUST COMPANY

By:
Name: Greg Drabik
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

RAYMOND JAMES BANK, FSB

By:
Name: Thomas F. Macina
Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

COMERICA BANK

By:
Name: Huma V. Manal
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

AMEGY BANK National Association

By:
Mark A. Serice
Vice President - Energy Group

[SIGNATURE PAGE TO THIRD AMENDMENT]

Schedule I

APPLICABLE MARGIN AND APPLICABLE PERCENTAGE

Senior Revolving Credit Facility

Pricing Level	Consolidated Total Debt Percentage	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Applicable Percentage for Commitment Fee
I	Less than 10%	1.5%	0%	0.20%
II	Less than 25% but greater than or equal to 10%	2.0%	0.25%	0.30%
III	Less than 35% but greater than or equal to 25%	2.25%	0.50%	0.375%
IV	Greater than or equal to 35%	2.5%	0.75%	0.50%

Schedule II

COMMITMENT AMOUNTS

SunTrust Bank	$25,000,000
Branch Bank & Trust Co.	$22,500,000
Raymond James Bank, FSB	$25,000,000
Comerica Bank	$15,00,000